CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2015
FOURTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.
The Plan consists of two separate components: the EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan, and the CWC Component, which applies to other employees eligible to participate in the Plan (the “CWC Component”).

3.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the CWC Component to reflect the terms of a new collective bargaining agreement covering employees of the Company’s MIC Vernon operations that aligns their benefit formula with respect to credited service earned on or after July 1, 2018 with that applicable to employees of Metal Improvement Company - Lynwood Division.

4.	Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.

5.	Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee to adopt certain CWC Component amendments on behalf of the Company.
Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the CWC Component of the Plan is hereby amended in the following respects:
Effective July 1, 2018, Article 9.02(a)(vii) (“Metal Improvement Company, LLC - Vernon Division”) is amended by adding the following subparagraph (K) at the end thereof, to read as follows:

(K)
With benefits commencing on or after July 1, 2018, $20.00 multiplied by his years of Credited Service on or after July 1, 2018, for any pension payments due for months commencing on or after July 1, 2018, and with benefits commencing on or after any subsequent date, the amount and for the periods described in Article 9.02(a)(xi) (“Metal Improvement Company - Lynwood Division”).

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this _______ day of __________________, 2017.

Curtiss-Wright Corporation
Administrative Committee

By:
Paul J. Ferdenzi